Exhibit 99.1
Sonida Senior Living Announces Completion of Loan Modifications with Fannie Mae and Updated Performance Highlights Through Q3

DALLAS, Texas – October 10, 2023, Sonida Senior Living, Inc. (the “Company,” “Sonida,”) (NYSE: SNDA), a leading owner-operator of communities and services for seniors, announced the execution of its loan modifications with Fannie Mae in tandem with strong September and Q3 2023 occupancy growth.

As previously announced on June 29, 2023, Sonida entered into a comprehensive forbearance agreement with Fannie Mae as the first of a two-step process to modify all existing mortgage agreements with Fannie Mae.

On October 2, 2023, Sonida and Fannie Mae entered into loan modification agreements covering all 37 Fannie Mae mortgaged communities, which finalizes the previously announced comprehensive restructuring. The terms of the Fannie Mae loan modifications were consistent with those set forth in the June 29, 2023 forbearance agreement.
Key elements of the loan modification include:

•All maturities under the 37 Fannie Mae loans have been extended to December 2026 or later.
•All contractually required principal payments under the 37 Fannie Mae loans have been deferred for three years or waived until maturity, resulting in $33.0 million of cash flow savings through maturity.
•Sonida received near-term interest rate reduction on all 37 assets, resulting in $6.1 million in cash interest savings from June 2023 through May 2024.
•Sonida to provide two $5 million principal payments to be applied against the loan balances. The first paydown was funded in June 2023 and the second will be funded in June 2024.

As previously announced, Conversant Capital committed to purchase up to $13.5 million of common equity at $10 per share over an 18-month period following the date of its commitment. Sonida shall have the right, but not the obligation, to utilize Conversant’s equity commitment and may draw on the commitment in whole or in part. The Company drew $6.0 million in July, in conjunction with the first $5.0 million principal payment to Fannie Mae. The remaining funds may be drawn as needed for general working capital needs or to fund the second $5.0 million loan paydown due to Fannie Mae.

Also, as previously announced, in connection with the Fannie loan modifications and the Conversant equity commitment, Ally Bank agreed to temporarily reduce the minimum liquidity requirement under its $88.1 million facility with the Company for 18 months (effective June 1, 2023), subject to certain conditions that the Company expects to meet.

The loan modification agreements along with the modified liquidity requirements with Ally Bank will contribute significantly to the Company’s ongoing financial stability.

The Company continues to engage in dialogue with its other significant lending partner, Protective Life, regarding potential modifications or repurchases, among other possibilities. The Company remains optimistic for positive near-term outcomes.

Q3 Performance

Spot occupancy ended September at 86.8% for the Company’s owned communities, and average occupancy for Q3 increased approximately 100 basis points from Q2 2023. Average rate continues to be a significant component of the Company’s 2023 NOI margin expansion with a year-over-year increase in average rate of 9.8% through the first nine months of the year.

“The debt restructuring along with strong Q3 occupancy gains have created significant momentum for us as we move into the final quarter of the year,” said Kevin Detz, Chief Financial Officer. “Our strong results and sequential improvement throughout the first nine months of the year are a testament to our ongoing focus on operational excellence and our team’s dedication to providing high-quality care and personalized service that enhances our residents’ quality of life.”

“We are very pleased with the Company’s strong operating results and the completion of the loan modifications with Fannie Mae. Our performance throughout the year, coupled with the ongoing support from our investors and lenders, remains a key point of differentiation in the current economic climate,” said Brandon Ribar, President and CEO. “We believe Sonida is at an exciting inflection point with our balance sheet repositioning nearly behind us and continued portfolio performance improving, allowing us to pivot our focus towards growth. Many owners, operators and lenders across senior living are actively identifying strategic alternatives for their existing assets; our goal this year has been to make the needed improvements to our balance sheet, organizational structure and operations to position Sonida to be the consolidator of choice in the industry as it continues to evolve.”

Safe Harbor
This release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, and “Item. 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 14, 2023, and also include the following: the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to make capital improvements to the Company’s communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures, including the Company’s ability to complete the modifications to its loan agreements; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations.

About Sonida

Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. The Company provides compassionate, resident-centric services and care as well as engaging programming operating 71 senior housing communities in 18 states with an aggregate capacity of approximately 8,000 residents, including 61 communities which the Company owns and 10 communities that the Company manages on behalf of third parties. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.

Sonida Investor and Media Contact
Kevin Detz
kdetz@sonidaliving.com